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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): AUGUST 31, 1998




                             BANKBOSTON CORPORATION
             (Exact name of registrant as specified in its charter)




         MASSACHUSETTS                1-6522                   04-2471221
(State or other jurisdiction       (Commission                (IRS Employer
      of incorporation)            File Number)             Identification No.)



100 FEDERAL STREET, BOSTON, MASSACHUSETTS                         02110
(Address of principal executive offices)                       (Zip Code)



Registrant's telephone number, including area code: (617) 434-2200



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ITEM 5.  OTHER EVENTS.

       On August 31, 1998, BankBoston Corporation (the "Corporation") completed its previously announced acquisition of the investment banking operations of Robertson Stephens from BankAmerica Corporation ("BankAmerica"). Under the terms of the agreement, the Corporation paid $400 million in cash to BankAmerica and established a retention pool based on employee performance of approximately $400 million, consisting of $300 million in cash to be paid over four years and $100 million of stock options granted at fair market value upon the closing of the transaction.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(c)    Exhibits

        99 Press release dated September 1, 1998 announcing the completion of the Corporation's acquisition of the investment banking operations of Robertson Stephens from BankAmerica.






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                                   SIGNATURES



       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                        BANKBOSTON CORPORATION



Dated: September 3, 1998                /s/ SUSANNAH M. SWIHART
                                        --------------------------------------
                                        Susannah M. Swihart
                                        Vice Chairman, Chief Financial Officer
                                        and Treasurer








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